Exhibit 10.7

FORBEARANCE AGREEMENT AND
AMENDMENT TO DEBENTURE

This Forbearance Agreement and Amendment to Debenture (the “Agreement”) is entered into this 26th day of February, 2010 by and between Gulfstream International Group, Inc., a Delaware corporation (“Company”) and Shelter Island Opportunity Fund, LLC (“Holder”).

W I T N E S S E T H:

WHEREAS, Company and Holder are parties to a certain Securities Purchase Agreement dated as of August 31, 2008, (as amended, the “Securities Purchase Agreement”), relating to the sale and issue of a $5,100,000 Secured Original Issue Discount Debenture dated as of August 31, 2008 (the “Debenture”) and certain related warrants (the “Original Warrants”) to purchase Common Stock, par value $0.01 per share (the “Common Stock”), by Company to Holder, and the purchase by Holder of such Debenture from Company (capitalized terms used but not specifically defined herein shall have the meanings provided for such terms in the Securities Purchase Agreement); and

WHEREAS, as at the date of this Agreement the outstanding unpaid Face Amount of the Debenture is $3,659,000; and

WHEREAS, the following Events of Default have occurred and are continuing (collectively, the “Existing Events of Default”):

(a)	Company failed in the payment of interest for December 31, 2009 and January 31, 2010, as required by Section 5(a)(i) of the Debenture (the “Payment Default”); and

(b)
Company failed to achieve minimum quarterly EBITDA of not less than $350,000 for the fiscal quarter ending December 31, 2009, as required by Section 4.16 of the Securities Purchase Agreement (the “Covenant Default”)

WHEREAS, Company has requested that Holder (a) forbear from exercising its rights and remedies under the Transaction Documents as a result of the Existing Events of Default and (b) amend certain terms of the Debenture as set forth herein;

WHEREAS, Holder has reviewed this request and, in an effort to continue to work with Company, has agreed to forbear from exercising certain of its rights and remedies as set forth herein provided the Securities Purchase Agreement is amended as provided herein; and

WHEREAS, as an accommodation to Company and to enable it to obtain an additional $1,000,000 of debt financing, Holder has agreed to subordinate (to the extent of such additional debt financing and accrued interest thereon) its lien and security interest in and to the Accounts of Company and its subsidiaries and the proceeds thereof, pursuant to the terms of an Intercreditor and Subordination Agreement, dated of even date, among Holder, the Company and Taglich Brothers, Inc., as collateral agent for certain Investors (the “Intercreditor Agreement”).

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Acknowledgments of Company.  Company acknowledges and agrees that:

(a) The recital of facts set forth in this Agreement is true and correct in all material respects.

(b) Except as set forth in the Intercreditor Agreement, Holder has a valid and perfected first priority security interest in and to the Collateral (as defined in the Security Agreements).

(c) The Existing Events of Default have occurred and are continuing.

(d) Except as expressly provided herein, Holder’s agreement to forbear as provided in this Agreement shall not invalidate, impair, negate, or otherwise affect Holder’s ability to exercise its rights and remedies under the Transaction Documents and otherwise.

2. Forbearance.

(a) In consideration for, and subject to, compliance by Company with the terms and conditions of this Agreement, Holder hereby agrees to forbear from exercising its rights and remedies under the Transaction Documents and applicable law as a result of the occurrence of the Existing Events of Default until the occurrence of a Termination Event (as defined below).  This forbearance is given as a one time accommodation by Holder to Company and nothing contained herein shall require Holder to waive any other Event of Default or forbear from exercising any of its rights or remedies with respect to the occurrence of any other Event of Default existing on the effective date of this Agreement or occurring after the effective date of this Agreement.

(b) For purposes of this Agreement, a “Termination Event” shall mean the earlier to occur of any one or more of the following:

(1) the failure of Company to comply with the terms, covenants, agreements and conditions of this Agreement; or

(2) if any representation or warranty made herein shall be incorrect in any material respect; or

(3) the occurrence of any Event of Default under the Debenture, the Securities Purchase Agreement or the Promissory Note dated as of the date hereof executed by Company in favor of Holder in the amount of $250,000 (the “Note”), other than the Existing Events of Default; or

(4) Company shall fail to close and fund by March 22, 2010 a transaction which results in the infusion of a tranche of new debt or equity financing for the Company in an amount of not less than $1,499,999 (the “Additional Financing”), upon terms and conditions acceptable to the Company; provided, however, that if such Additional Financing shall involve the issuance of any additional debt securities by Company, the terms thereof shall be reasonably acceptable to the Holder.

(c) In the event that a Termination Event shall not have occurred and the Company shall have obtained the Additional Financing within the period specified above, simultaneous with or immediately following receipt of such Additional Financing (i) the Company shall (to the extent not previously paid), pay to Holder all amounts constituting the Payment Default and other interest owed through February 28, 2010 in accordance with the provisions of Section 5 below; and (ii) Holder shall waive all prior Covenant Defaults.

(d) Upon the occurrence of a Termination Event, Holder's agreement to forbear from exercising its rights and remedies under the Transaction Documents and applicable law shall automatically terminate, with or without notice to Company.

(e) Except as set forth in Section 2(c), nothing in this Section 2 shall be deemed a waiver by Holder of the Existing Events of Default or of future compliance by Company with the covenants set forth above or otherwise set forth in the Transaction Documents.

(f) This Agreement is written without prejudice as to the rights of Holder to pursue any and all remedies available to Holder pursuant to the Loan Documents, at law and in equity, upon the occurrence of a Termination Event.  Except as provided herein, this Agreement shall not constitute a waiver or modification of any of Holder's rights and remedies, the Existing Events of Default, any other Defaults or Events of Default under the Loan Documents, or any of the terms, conditions, warranties, representations or covenants contained in the Loan Documents.

3.           Conditions Precedent.  Holder’s agreement to forbear from exercising its rights and remedies pursuant to this Agreement is conditioned upon:

(a) execution and delivery by Company and Holder of this Agreement;

(b) execution and delivery by Company of the Note;

(c) execution and delivery by Company and Holder of an amendment to the Put Option Agreement;

(d) execution and delivery by each Guarantor of the Omnibus Amendment to the Guaranty Agreements;

(e) in accordance with Section 4(b) of the Original Warrant, Company shall have divided the Original Warrant into (a) a warrant in the form of the Original Warrant initially exercisable into 70,000 shares of Common Stock (the “Put Warrant”) and (b) a warrant in the form of the Original Warrant (the “Remaining Warrant”, and together with the Put Warrant, the "Divided Warrants") such that the aggregate number of shares of Common Stock of Company that are initially exercisable under the Divided Warrants (inclusive of the 70,000 Shares of Common Stock initially issuable under the Put Warrant) shall equal, in the aggregate, fifteen percent (15%) of the fully-diluted shares of Company Common Stock issued and outstanding immediately following consummation of the transactions contemplated hereby and under the Intercreditor Agreement, after giving pro-forma effect to the conversion into Common Stock of all Company convertible securities and the exercise of all Company options and warrants, including warrants issued to the Taglich Brothers Inc. investors (the “Company Fully-Diluted Stock”).  The Put Warrant and the Remaining Warrant, consisting the Divided Warrants, to be issued to Holder on the date hereof in exchange for the Original Warrant are being issued in reliance on the exemption from registration provided by Rule 3(a)(9) of the Securities Act;

(f) execution and delivery by each Guarantor of the Acknowledgement and Agreement of the Guarantors attached hereto;

(g) execution and delivery by the Subordinated Creditor of the Acknowledgement and Agreement of the Subordinated Creditor attached hereto;

(h) execution and delivery by Company and Holder of a side letter agreement with respect to an amendment of the Securities Purchase Agreement;

(i) receipt by Company of $1,000,000 of new debt from Taglich Brothers, Inc. and/or investors introduced by Taglich Brothers, Inc. in form and substance reasonably acceptable to the Holder and the receipt by the Holder of the Intercreditor Agreement in form and substance reasonably satisfactory to Holder;

(j) payment of Holder’s legal fees and expenses in connection with this Agreement; and

(k) such other matters as Holder may require.

4.           Amendments to Debenture.  As of the date of this Agreement, the Debenture is amended as follows:

(a) Section 2(b) of the Debenture is hereby amended and restated in its entirety to read as follows:

“(b) Payments of Principal and Interest.  Company shall pay Holder interest on the outstanding unpaid Face Value monthly in cash, commencing March 31, 2010.  Company shall pay Holder the unpaid Face Value in installments monthly in accordance with Schedule 1 hereto, commencing April 30, 2010 and on the last Trading Day of each month thereafter until the Maturity Date.  The unpaid Face Value, and all accrued interest thereon, will be paid in full on the Maturity Date.”

(b) The first sentence of Section 2(e) of the Debenture is amended and restated in its entirety to read as follows:

“(e) Prepayments.  Subject at all time to the provisions of the Intercreditor Agreement, the Company may prepay all or any portion of the Face Value upon at least two Trading Days’ notice to Holder by paying the Face Value desired to be prepaid together with a payment equal to 5.00% of the Face Value being prepaid, provided, however, if such prepayment is made in 2011 there shall be no prepayment penalty applicable.”

(c) Schedule 1 of the Debenture is hereby amended and restated in its entirety to read as follows:

Payment	Date	Principal	Balance
1	4/30/2010	$25,000	$3,634,000
2	5/31/2010	$25,000	$3,609,000
3	6/30/2010	$75,000	$3,534,000
4	7/31/2010	$75,000	$3,459,000
5	8/31/2010	$75,000	$3,384,000
6	9/30/2010	$75,000	$3,309,000
7	10/31/2010	$75,000	$3,234,000
8	11/30/2010	$75,000	$3,159,000
9	12/31/2010	$75,000	$3,084,000
10	1/31/2011	$140,000	$2,944,000
11	2/28/2011	$140,000	$2,804,000
12	3/31/2011	$250,000	$2,554,000
13	4/30/2011	$250,000	$2,304,000
14	5/31/2011	$250,000	$2,054,000
15	6/31/2011	$250,000	$1,804,000
16	7/31/2011	$250,000	$1,554,000
17	8/31/2011	1,554,000	$0

5.           Past Due Interest Payments.   In addition to other payments required hereunder and under the Transaction Documents, Company agrees to pay interest owed for December 31, 2009, January 31, 2010 and February 28, 2010 in five equal monthly installments of $20,124.00, commencing April 30, 2010 and continuing on the last Trading Day of each month thereafter until August 31, 2010.

6.           Sums Secured; Estoppel.  Company acknowledges and reaffirms that its obligations to Holder as set forth in and evidenced by the Transaction Documents are due and owing without any defenses, set-offs, recoupments, claims or counterclaims of any kind as of the date hereof.  To the extent that any defenses, set-offs, recoupments, claims or counterclaims may exist as of the date hereof, Company waives and releases Holder from the same.

7.           Waiver and Release of Claims and Defenses.  Company hereby waives and releases all claims and demands of any nature whatsoever that they now have or may have against Holder, whether arising under the Transaction Documents or by any acts or omissions of Holder, or any of its directors, officers, employees, affiliates, attorneys or agents, or otherwise, and whether known or unknown, existing as of the date of the execution of this Agreement, and further waive and release any and all defenses of any nature whatsoever to the payment of the obligations or the performance of their obligations under Transactions Documents.

8.           Reaffirmation of Transaction Documents.  Company hereby agrees with, reaffirms and acknowledges its representations and warranties contained in the Transaction Documents.  Furthermore, Company represents that its representations and warranties contained in the Transaction Documents continue to be true and in full force and effect.  This agreement, reaffirmation and acknowledgment is given to Holder by Company without defenses, claims or counterclaims of any kind.  To the extent that any such defenses, claims or counterclaims against Holder may exist, Company waives and releases Holder from same.  Company and Holder hereby acknowledges that the Divided Warrants (as defined above) constitute “Warrants” for all purposes under the Transactions Documents.

9.           Ratification and Reaffirmation of Transaction Documents.  Company ratifies and reaffirms all terms, covenants, conditions and agreements contained in the Transaction Documents.

10.        Other Warrants. Holder acknowledges that Company has issued warrants to the Taglich Brother investors in connection with obtaining the $1,000,000 of additional debt financing (the “Other Warrants”).  In the event and to the extent that any of the anti-dilution provisions of the Other Warrants (or any other provisions adjusting the number of shares of Common Stock issuable upon exercise of the Other Warrants set forth therein or in any other agreement related thereto other than any limitations on exercise set forth in the Other Warrants or in any other agreement related thereto) shall be more beneficial to the holders thereof than the terms and/or conditions that are currently contained in the Divided Warrants, then and in such event, without any further action by the Holder, the Divided Warrants shall be automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of such more beneficial terms and/or conditions (as the case may be) set forth in (or related to) the Other Warrants, provided that upon written notice to Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in the Divided Warrants shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.

11.        Holding Period.  For the purposes of Rule 144, Company acknowledges that the holding period of the shares of Common Stock issuable upon exercise of the Divided Warrants (if acquired using Cashless Exercise Rights (as defined in the Divided Warrants)) may be tacked onto the holding period of the Original Warrant, and Company agrees not to take a position contrary to this Section 11.  Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue shares of Common Stock issuable upon exercise of the Divided Warrants  (if acquired using Cashless Exercise Rights (as defined in the Divided Warrants)) that are freely tradable without restriction and not containing any restrictive legend without the need for any action by Holder.

12.         Public Information.  On or before 8:30 a.m., New York time, on the first Business Day following the date of this Agreement, Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement and attaching this Agreement and the forms of any material agreements contemplated by this Agreement as exhibits to such filing (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K, Holder shall not be in possession of any material, nonpublic information received from Company or any of its Subsidiaries or any of its respective officers, directors, employees or agents based upon information communicated to Holder (or its officers, directors, employees or agents) on or prior to the time of the issuance of the 8-K Filing.

13.         No Preferential Treatment.   Company has not entered into this Agreement to provide any preferential treatment to Holder or any other creditor.  Company does not intend to file for protection or seek relief under the United States Bankruptcy Code or any similar federal or state law providing for the relief of debtors.

14.         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY, AS TO ANY ACTION WHICH MAY ARISE AS A RESULT OF THE LOAN DOCUMENTS, THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

15.         Legal Representation.  Each of the parties hereto acknowledge that they have been represented by independent legal counsel in connection with the execution of this Agreement, that they are fully aware of the terms and conditions contained herein, and that they have entered into and executed the within Agreement as a voluntary action and without coercion or duress of any kind.

16.         Partial Invalidity; No Repudiation. If any of the provisions of this Agreement shall contravene or be held invalid under the laws of any jurisdiction, the Agreement shall be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants, and provisions hereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions of this Agreement in any jurisdiction.

17.         Binding Effect.  This Agreement is binding upon the parties hereto and their respective heirs, administrators, executors, officers, directors, representatives and agents.

18.         Governing Law.  This Agreement shall be governed by the laws of the State of New York.

19.         Counterparts.  This Agreement and/or any documentation contemplated or required in connection herewith may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be considered one and the same document.  Delivery of an executed counterpart of a signature page of this document by facsimile shall be effective as delivery of a manually executed counterpart of this document.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, do hereby execute this Agreement the date and year first above written.

GULFSTREAM INTERNATIONAL GROUP, INC., Company

By:	/s/ Thomas A. McFall
Name: Thomas A. McFall
Title: Chairman

SHELTER ISLAND OPPORTUNITY FUND, LLC, Holder

By:	/s/ Michael Coiley
Name: Michael Coiley
Title: Authorized Signor

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, each a guarantor of the indebtedness of Gulfstream International Group, Inc., a Delaware corporation (“Company”) to Shelter Island Opportunity Fund, LLC (“Holder”), pursuant to the separate Guaranty of each dated as of August 21, 2008 (each, as amended from time to time, a “Guaranty”), hereby (i) acknowledges receipt of the foregoing Forbearance Agreement and Amendment to Securities Purchase Agreement and Debenture (the “Agreement”); (ii) consents to the terms and execution thereof; (iii) reaffirms all obligations to Holder pursuant to the terms of the Guaranty; and (iv) acknowledges that Holder may amend, restate, extend, renew or otherwise modify the Transaction Documents and any indebtedness or agreement of Company, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of Company’s present and future indebtedness to Holder.

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GULFSTREAM CONNECTION, INC.

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GULFSTREAM TRAINING ACADEMY, INC.

By:	/s/ Thomas P. Cooper
Name: Thomas P. Cooper
Title: Corporate Secretary

GIA HOLDINGS CORP., INC.

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

The undersigned, the subordinated creditor of the indebtedness of Gulfstream International Group, Inc., a Delaware corporation (“Company”) to Shelter Island Opportunity Fund, LLC (“Holder”), pursuant to the separate Subordination Agreement (as amended from time to time, the “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Forbearance Agreement and Amendment to Securities Purchase Agreement and Debenture (the “Agreement”); (ii) consents to the terms and execution thereof; (iii) reaffirms all obligations to Holder pursuant to the terms of the Subordination Agreement; and (iv) acknowledges that Holder may amend, restate, extend, renew or otherwise modify the Transaction Documents and any indebtedness or agreement of Company, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Subordination Agreement.

GULFSTREAM FUNDING, LLC

By:	/s/ Robert C. Schroeder
Name: Robert C. Schroeder
Title: Managing Member